UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2019, DCP Midstream, LP (the “Partnership”) entered into an Equity Restructuring Agreement (the “Equity Restructuring Agreement”) with its general partner DCP Midstream GP, LP (the “General Partner”), pursuant to which, effective November 6, 2019, (i) the General Partner’s general partner interest in the Partnership was converted into a non-economic general partner interest in the Partnership, and (ii) all of the outstanding general partner units and incentive distribution rights of the Partnership, all of which were held by the General Partner, were cancelled and converted into 65,000,000 newly-issued common units of the Partnership (“Common Units”) issued to the General Partner (collectively, the “Equity Restructuring”).

The terms of the Equity Restructuring Agreement were approved on behalf of the Partnership by the special committee (the “Special Committee”) and the board of directors of the general partner of the General Partner (the “Board of Directors”), which is the general partner of the Partnership. The Special Committee, which is comprised of independent members of the Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Equity Restructuring.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Equity Restructuring Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

The General Partner is the general partner of the Partnership. On behalf of the General Partner, the general partner of the General Partner manages the Partnership’s operations and activities through the Board of Directors and its officers. After giving effect to the transactions contemplated by the Equity Restructuring Agreement, the General Partner owns 66,887,618 Common Units, representing approximately 32.1% of the Common Units issued and outstanding as of November 6, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 1.01 above of the Partnership’s issuance of Common Units in connection with the Equity Restructuring is incorporated into this Item 3.02 by reference. The sale and issuance of the Common Units in connection with the Equity Restructuring is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Concurrently with the entry into the Equity Restructuring Agreement, the General Partner executed and delivered the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Fifth Amended and Restated Partnership Agreement”) to give effect to the transactions contemplated by the Equity Restructuring Agreement. The Fifth Amended and Restated Partnership Agreement became effective upon its execution and delivery on November 6, 2019.

The Fifth Amended and Restated Partnership Agreement amends and restates the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 4, 2018, in its entirety to, among other items, (i) convert the general partner interest in the Partnership into a non-economic general partner interest in the Partnership, (ii) reflect the cancellation of the general partner units and incentive distribution rights of the Partnership and (iii) eliminate certain legacy provisions that no longer apply, including provisions related to the economic general partner interest and the general partner units, incentive distribution rights, subordinated units, class B units, class C units and class D units of the Partnership that were formerly outstanding.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Agreement of Limited Partnership of DCP Midstream, LP, dated November 6, 2019.

10.1	Equity Restructuring Agreement, dated November 6, 2019, between DCP Midstream GP, LP and DCP Midstream, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM, LP

	By:	DCP MIDSTREAM GP, LP
its General Partner

	By:	DCP MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Sean P. O’Brien
Sean P. O’Brien
Group Vice President and Chief Financial Officer

November 8, 2019